Exhibit 10.1

CONSENT

This Consent is entered into effective December 14, 2006 by the undersigned participants in the Executive Supplemental Retirement Income Plan (the “ESRIP”) of Northwest Natural Gas Company (the “Company”) and the undersigned participants in the Company’s Supplemental Executive Retirement Plan (the “SERP”). All of the undersigned other than David H. Anderson and Margaret D. Kirkpatrick are ESRIP participants. None of the undersigned other than David H. Anderson and Margaret D. Kirkpatrick are SERP participants. Each of the undersigned is party to a change in control severance agreement with the Company.

On December 14, 2006, the Board of Directors of the Company approved the amendments to the 1998 ESRIP Change in Control Appendix to the ESRIP (the “ESRIP Amendments”) reflected on the attached marked copy of the appendix. Section 4.02 of the ESRIP provides that no amendment to the ESRIP shall “terminate nor diminish any rights or benefits accrued by any Participant or surviving beneficiary prior thereto.” Because the ESRIP Amendments may be viewed as terminating or diminishing certain rights of those ESRIP participants who are current employees of the Company, the Company has requested that the undersigned ESRIP participants consent to the ESRIP Amendments.

On December 14, 2006, the Board of Directors of the Company also approved amendments to the SERP. The amendments to the SERP conformed the definition of “change in control” and the triggering event for enhanced benefits under the SERP to the definition of change in control and the triggering events for severance benefits that were approved in December 2005 when the Company amended and restated its severance agreements with executive officers. Specifically, under the SERP as amended, the enhanced benefits payable to SERP participants under the SERP in connection with a “change in control” of the Company and related termination of employment shall only be payable to a participant if the participant becomes entitled to severance benefits under the participant’s severance agreement (if any) with the Company. Under the terms of the SERP prior to the amendments, SERP participants generally became entitled to enhanced benefits under the SERP upon a “change in control” of the Company, regardless of whether or not the participant’s employment was terminated in connection with the change in control. Although the Company is not required to obtain the consent of any SERP participants in connection with the amendments, the Company has requested that the undersigned SERP participants consent to the amendments.

On December 14, 2006, the Board of Directors of the Company also approved the Company’s entry into amended and restated change in control severance agreements with the executive officers of the Company to eliminate the tax “gross-up” in those agreements (and, in the case of the amended and restated change in control severance agreement with Mark S. Dodson, to reduce the amount of his change in control severance benefits to a single $750,000 payment). The Company has requested that each of the undersigned enter into an amended and restated change in control severance agreement with the Company in the form provided to the undersigned by the Company.

To induce the undersigned (other than David H. Anderson and Margaret D. Kirkpatrick) to consent to the ESRIP Amendments, to induce David H. Anderson and Margaret D. Kirkpatrick to consent to the above-described amendments to the SERP and to induce each of the undersigned to enter into an amended and restated change in control severance agreement with the Company in the form provided by the Company, the Company agrees to pay Mark S. Dodson $1 in cash and each of the other undersigned officers $10,000 in cash, payable on or before December 31, 2006, subject to applicable tax withholding. In consideration of such payment, (a) each of the undersigned ESRIP participants hereby consents to the ESRIP Amendments, (b) each of the undersigned SERP participants hereby consents to the above-described amendments to the SERP, and (c) each of the undersigned hereby agrees to enter into an amended and restated change in control severance agreement with the Company in the form provided by the Company.

Mark S. Dodson

Lea Anne Doolittle

Stephen P. Feltz

Gregg S. Kantor

Conrad J. Rue

David H. Anderson

Margaret D. Kirkpatrick

AGREED:

NORTHWEST NATURAL GAS COMPANY

By:

Title:

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